Exhibit 10.6


                           LEASE TERMINATION AGREEMENT

         This Lease Termination Agreement (the "Agreement") is made by and between Water Tower II, LLC, a California limited liability company ("Water Tower II"), as successor in interest to Water Tower Campbell, LLC ("Campbell"), and Netrix Corporation, a Delaware corporation, dba Nx Networks, Inc. ("Netrix"), with reference to the following:

                                    RECITALS

         1. Campbell, as landlord, leased to Netrix, as tenant, certain premises commonly known as 307 Orchard City Drive, Suites 309 and 350, Campbell, California 95008 (the "Premises") pursuant to that written Lease Agreement, dated May 18, 2000, (the "Lease").

         2. Water Tower II has succeeded to all right, title and interest of Campbell in and to the Premises;

         3. Netrix has encountered financial difficulties and wishes to terminate the Lease. Water Tower II wants to accommodate Netrix under the conditions set forth herein;

         4. Water Tower II holds a security deposit from Netrix of $126,287.18 under the Lease;

         5. Netrix did not pay rent for the months of April or May 2001, and on or about April 20, 2001, Water Tower II instituted against Netrix an Unlawful Detainer Action in Santa Clara County Superior Court, being action number DC01 406102 (the "Action") to regain possession of the Premises and for rent, damages, attorney's fees and costs.

         Therefore, the parties now agree as follows:

                                      TERMS

         6. Netrix shall vacate the portion of the Premises to the left of the reception desk no later than 11:59 p.m. on May 10, 2001 and the remainder of the Premises no later than 11:59 p.m. on May 11, 2001. Netrix shall leave the Premises in broom clean condition, free of all of its personal property and otherwise in the condition required by the Lease; provided that, Netrix shall leave the conference room in its present condition, including leaving the conference room table, shall leave the reception area desk in place, shall leave the T1 line in place and shall leave the blue partitions. Upon vacating, Netrix shall deliver all keys to South Bay Development, 1690 Dell Avenue, Campbell, California 95008, attention: Georgia Lawson.

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

         7. When and only when Netrix vacates the Premises according to the terms in paragraph 6 above, the Lease shall terminate. Upon termination, Water Tower II shall retain the Security Deposit as its own and the parties' future obligations under the Lease shall cease, except for such obligations that under the Lease survive termination.

         8. Within twenty (20) days of termination of the Lease, Water Tower II shall file a dismissal of the entire Action, with prejudice. Each party shall bear its own costs and attorney's fees in the Action.

         9. If Netrix fails to comply with its obligations under this agreement, Water Tower II shall retain its right to prosecute the Action.

         10. Upon termination of the Lease, Netrix quitclaims all of its right, title and interest in and to the Premises to Water Tower II.

         11. The termination of the Lease shall not excuse either party from any obligation arising before termination under the Lease, or constitute a release by either party of the other from any claim, liability or damages under the Lease arising from a breach of lease prior to the termination; provided that Netrix's lease payment obligation through May 11, 2001, shall be satisfied by relinquishing its security deposit.

           12. This Agreement may be executed in counterparts, all of which, taken together shall constitute one (1) executed Agreement, and faxed or photocopied signatures on this Agreement are acceptable;

           13. If either party hereto shall commence an action against the other party hereto to enforce or interpret this Agreement, the prevailing party shall be entitled to recover from the unsuccessful party all reasonable attorneys' fees, including attorneys' fees for appeal, even if no judgment shall be entered.

            14. This Agreement is the final, full and complete expression of the parties' agreement with respect to its subject matter and supercedes any prior or contemporary oral discussions and/or representations. In entering into this Agreement, neither party is relying on any oral representation or agreement not contained in this written Agreement.

           15. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective representatives, successors and assigns.

           16. Each person executing this Agreement represents and warrants that he or she has the authority to execute this Agreement on behalf of his or her respective party.

           17. This Agreement has been prepared by the parties and shall not be construed in favor or against any party because of its drafting.


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

           18. Richard G. Maul, Esq. has represented Water Tower II herein and Jay Schifferli, Esq. has represented Netrix.

           19. The laws of the State of California, without regard to its conflicts of law rules, shall govern this agreement.

           20. Neither party has transferred any interest in and to the Lease nor any claim, obligation, liability, action or cause of action arising out of the Lease.

Dated: Water Tower II, LLC, a California limited liability company


                            By________________________________________________
                                  James D. Mair, managing member

Dated:                      Netrix Corporation, a Delaware corporation, dba Nx
                            Networks, Inc.


                            By________________________________________________
                                [Print Name: ___________________________]
                                [Print Title: ___________________________]

                                                     and

                            By________________________________________________
                                [Print Name: ____________________________]
                                [Print Title: ____________________________]


Approved as to form and content:


Dated:                       ____________________________________________
                             Richard G. Maul, Esq., attorney for Campbell


Dated:                       ____________________________________________
                             Jay Schifferli, Esq., attorney for Netrix








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